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                                                                  EXHIBIT 99.B11

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 4, 2000, relating to the financial statements and financial highlights which appears in the December 31, 1999 Annual Report to Shareholders of the Plan Investment Fund, Inc. (the "Fund"), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 24, 2000